SERVICE PARTNERSHIP AGREEMENT

Between

PT. CIRCLECOM NUSANTARA INDONESIA

And

DIGITAL NETWORK ALLIANCE (S) PTE L TD

Dated

1 DECEMBER 2001

DNA

the subscription by DNA or Circlecom for related telecommunications and Internet services evidenced by a service order form in a format provided by DNA or Circlecom from time to time;

DNA specialize in the provision of international telecommunications and Internet solutions through the licensed service providers to the multi-national clients in Asia-Pacific Region and the MiddleEast and Circlecom provides telecommunications and Internet related services in Indonesia. We wish to cooperate with each other to provide the respective telecommunications and Internet services for the designated customers on the following terms.

1.

DEFINITIONS

In this Agreement the following expressions shall have the meanings set out against them:

"Force Majeure":

"Service Order":

"Local Contractors Manual":

2.

APPOINTMENT

in relation to Circlecom or to DNA, any circumstances beyond our reasonable control (including, but not limited to, act of central or local government, strike, lock-out or other industrial action, civil disorder, war or natural or local emergency);

I	SERVICE COOPERATION AGREEMENT	I
PT. Circlecom	Address:	Jakarta Stock Exchange Building
Nusantara Indonesia		Penthouse, Tower 1, 31 st Floor
("Circlecom")		JI. Jend. Sudirman Kav. 52-53, Jakatar 12190
Contact Person: Adri J Tanzil
		Phone: 62 21 515 5555	Fax: 62 21 5151672
Digital Network	Address:	10 Anson Road, #28-01, International Plaza,
Alliance (S) Pte. Ltd		Singapore 079903
("DNA")
Contact Person: Teo Chi un Maw
		Phone: 6597611674	Fax: 65241 2576
I DATE:		1 December 2001		I

the manual provided by a party to the other setting out the technical requirements for the provision of the respective telecommunications and Internet services;

2.1

DNA appoints Circlecom as a non-exclusive partner in Indonesia to delivery DNA's

Internet services in the country.

3.

PROVISION OF SERVICES

3.1

We agree to cooperate in provision of following services:

3.1.1

Broadband Internet Connection Service through satellite.

3.2

Service Order Once signed by Circlecom and by DNA, the Service Order shall form a binding contract for Circlecom or DNA to provide the services identified therein subject to the terms of the Agreement and Service Order.

DNA

3.3

Amendments Parties reserve the right, at any time and in its sole discretion, to amend,

replace or make additions to the agreement in which case parties shall give each other three months' written notice of such amendment or replacement. If either party does not accept such amendment or replacement it may terminate this Agreement by giving the other party not less than three (3) months written notice.

4.

FEES

4.1

Pavment All fees will be payable to such bank account as may be notified by the service provider from time to time, in US Dollars within fifteen (15) days after receipt of an invoice from the service provider.

4.2

Taxes Fees are inclusive of any taxes (including, but not limited to, value added tax and any other sales tax and withholding tax).

4.3

Refund If the service provider fail to provide the designated services in accordance with the minimum service levels set out in the service agreement, the other party shall be entitled to a pro-rata refund of the fee paid in respect of the period during which the services fall below the service levels.

4.4

Set-off Each party shall have the right to set-off against amounts due from the other party under this Agreement.

4.5

Review of Fees The fees for each service may be reviewed annually by mutual agreement.

5.

RESPONSIBILITIES OF PARTIES

5.1

comply with all legal and regulatory requirements in force in the respective territory relating to the provision of services;

5.2

provide the services in accordance with the Service Order;

5.3

provide the services to the highest standards using all the skill, care and diligence of a professional and expert supplier of installation and maintenance services;

5.4

use materials and component parts of the highest quality;

5.5

only permit the suitably skilled, qualified and experienced employees to perform the services;

5.6

maintain a business and after-hours telephone number where it may be contacted at any time;

5.7

not cause or contribute to the occurrence of any hazard or damage or injury to the property of any other person or entity;

5.8

keep the area surrounding all telecommunication and Internet systems installed and maintained by the service provider in a neat and tidy condition;

5.9

not do anything or permit anything to be done which may adversely affect any policy of insurance maintained in relation to the telecommunication and Internet system to be installed and maintained;

5.10

fully indemnify each other from and against all claims, proceedings and actions brought against or suffered by a party arising from its installation and/or maintenance of the

DNA

telecommunication and Internet system where the service provider has failed to comply with the Agreement and Service Order;

5.11

Circlecom takes out and maintains in force public liability insurance in Indonesia.

DNA

6.

DURATION AND TERMINATION

6.1

Termination on notice This Agreement commences on signature by both parties and will continue until terminated by either party by giving to the other party no less than three (3) months written notice.

6.2

Breach Either party shall be entitled to terminate this Agreement with immediate effect on written notice to the other if the other commits any material breach of this Agreement and, in the case of a breach capable of remedy, fails to remedy that breach within thirty (30) days after receiving written notice of the breach.

6.3

Insolvencv Either party shall be entitled to terminate this Agreement with immediate effect on written notice to the other if an event occurs which indicates that the party is or in the future may be unable to pay its debts as and when they fall due.

6.4

Force Ma;eure Both parties shall be excused from performance of this Agreement for any period to the extent that a party is prevented from performing as a result of Force Majeure. If such non-performance continues for a period of fifteen (15) days or more, either party may terminate this Agreement immediately on written notice to the other.

7.

CONSEQUENCES OF TERMINATION

7.1

Termination for any reason Upon termination:

7.1.1

parties shall provide each other with such information and assistance as it may reasonably require in order to enable the party to provide the services itself or appoint a third party to do so; and

7.1.2

unpaid credits due to a party become immediately payable and neither party shall be liable for any loss of profit or other losses suffered by a party arising from such termination.

8.

GENERAL

8.1

Mutual Indemnitv Each of us agrees to indemnify the other against any loss, cost,

charge, liability or expense the other may sustain or incur as a direct consequence of any breach of any term of this Agreement.

8.2

Confidentialitv Either party shall not disclose (except required by law) any information supplied by the other whether relating to its business or not, without the prior written consent of the other party.

8.3

Assiqnment Neither party shall assign its rights and obligations under this Agreement without the prior written consent of the other.

8.4

Role Nothing in this Agreement will be deemed to constitute Circlecom as our agent.

Circiecom shall not and shall not attempt to incur any liability on our behalf and shall not hold yourself out to any third party as being able to do so.

8.5

Notices Any communication under this Agreement must be in writing and will be received within 48 hours of posting if posted to the address of the recipient set out on the first page of this Agreement (as updated by notice from the recipient from time to time) or immediately if faxed to the number of the recipient set out in this Agreement (as updated by notice from the recipient from time to time) and a valid transmission report is received.

8.6

Amendment No amendment to this Agreement will be valid unless in writing and signed on behalf of both of us.

DNA

8.7

Entire Aareement This Agreement contains the entire agreement between Circlecom and DNA with respect to its subject matter and supersedes all prior agreements, arrangements or understandings between Circlecom and DNA with respect to that subject matter.

8.8

Waiver  No failure or delay in exercIsing any right, power or remedy under this

Agreement will operate as a waiver by DNA. Moreover, no single or partial waiver of any right, power or remedy by DNA will preclude any other or further exercise of that or any other right, power or remedy by DNA.

8.9

Severance Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. This shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of that provision in any other jurisdiction.

8.10

Law This Agreement is governed by and construed in accordance with the laws of

Singapore. The parties submit to the non-exclusive jurisdiction of the Singapore courts.

8.11

Lanauaae If this Agreement is available in one or more language versions, the English version will prevail.

Signed on behalf of

Digital Network Alliance (S) Pte. Limited. by its duly authorized representative

DNA

Signed on behalf of

PT. qrclecom Nusantara Indonesia by its~uly authorized representative

Signature

Director

YAP Chee Keong Michael

Date 1st December 2001

DIGITAL NETWORK ALLIANCE (S) PTE LTD

Signatt.m~ Adri J Tanzil

Director of Operations

DATE: 1 DECEMBER 2001

1.

DEFINITIONS

1.1

"DNA" means the Digital Network Alliance (S) pte Ltd, that signed the Service Order and its assigns.

1.2

"Client" means the company that signed the Service Order.

1.3

"Authorized End User" means an authorized user of the Equipment other than the Client, as specified in a Service Order, or a permitted assign of the Client.

1.4

"DNA Quality Level" means the average bandwidth utilization will not be over 85% to minimize traffic congestion.

1.5

"End User Agreement" means an agreement signed by the Client, an Authorized End User and

DNA in such form as DNA may require, under which the Authorized End User agrees to comply with these Terms and Conditions.

1.6

"Equipment" refers to the communication equipment to be supplied by or on behalf of DNA to the

Client or Authorized End User (as applicable) as described in a Service Order.

1.7

"Laws" includes laws, regulations, rules, and government policies.

1.8

"Local Contractor(s)" means the contractor(s) duly appointed by DNA to carry out installation,

repair, maintenance and removal of the Equipment.

1.9

"Service Order" means a contract made between the Client and DNA formed on the basis of

DNA's acceptance of the Service Order which shall be construed to include these Terms & Conditions.

1.10

"Minimum Commitment Period" shall mean the period specified in a Service Order and shall start on the Service Establishment Date.

1.11

"Modification" or "Modify" means an amendment to a Service Order which results in a lower charge being payable by the Client. All Modifications must be approved in advance by DNA in writing.

1.12

"Other Network Facilities" means the Client's network facilities.

1.13

"Service Establishment Date" shall mean the date the Service is available at the DNA Quality

Level.

1.14

"Service" means the following services: (i) the supply of the Equipment; (ii) the supply of

Broadband Internet access; and (iii) support services which DNA provides under the Master Service Contract.

1.15

"Service Order" means the form signed by the Client whereby the Client orders Service from

DNA.

1.16

"Site" means a location designated as such in a Service Order.

2.

SERVICES I DURATION OF THE MASTER SERVICE CONTRACT

2.1

Subject to termination or Modification as hereinafter provided:

2.1.1 During the term of the Minimum Commitment Period of each Service Order and thereafter, on a month to month basis unless otherwise agreed, DNA agrees to provide and the Client agrees to accept from DNA the Service specified in the Service Order; and

2.1.2 The Service Order shall be in force until the expiration of the last Minimum Commitment Period specified in a Service Order unless otherwise agreed.

DNA's Terms and Conditions

TERMS & CONDITIONS

DIGITAL NETWORK ALLIANCE (S) PTD LTD

PAYMENT

One- Time Charge

The Client shall promptly pay on demand all one-time charges agreed by the Client levied in respect of the Service.

Deposit

The Client is required to pay one month deposit upon all confirm order. Service will be commissioned upon receive of the deposit. The deposit is refundable upon end of each specific service contract.

4.3

Monthly Service Charges

4.3.1 The Client shall pay in advance the monthly charges as specified in each Service Order ("Monthly Charges") for each month by the 14th day of that month ("Due Date")

4.3.2 If applicable, the Monthly Charges shall be calculated pro-rata on a thirty (30) day month basis.

4.4

Overdue Accounts

4.4.1 The Client shall pay any charges due under Article 4.1 within fourteen (14) days of the receipt of an invoice and any Monthly Charges due under Article 4.2 by the Due Date. The Client shall upon the demand of DNA further pay to DNA interest at the rate of one percent (1%) per month on the amount(s) unpaid calculated from the original Due Date to the date payment is received by DNA. The rate of interest may be changed in accordance with Article 13.6.

4.4.2 DNA shall not be under any obligation to provide or continue to provide the Service until the Client shall have paid all amounts due to DNA.

4.5

Tax Liability

All charges quoted in relation to the provision or installation of the Service do not include sales, use or excise taxes (including but not limited to VAT, GST, PPN and Consumption Tax) unless otherwise specifically stated in writing. The Client agrees to pay any such taxes and any applicable withholding taxes.

3.

3.1 3.1.1

4. 4.1

CLIENT RESPONSIBILITIES The Client shall:

comply with these Terms & Conditions and other agreements made between the Client (or Authorised End User) and DNA, its related or affiliated companies or Local Contractor(s);

4.2

5.

5.1 5.1.1

5.2

TERMINATION

By the Client:

The Client may terminate the Master Service Contract or terminate or Modify a Service Order by paying the amount specified in Article 7 and by giving to DNA at least one (1) calendar month's prior notice or failing such notice being given, the Client shall be liable to pay DNA one month's charges in lieu of the such notice.

5.1.2 Notwithstanding Article 5.1.1, the Client may terminate the Master Service Contract or terminate or Modify a Service Order at any time forthwith if the operation of the Client's network contravenes or is alleged by a Government or regulatory authority to contravene any Law.

By DNA:

DNA shall be entitled to terminate the anyone or more of the Service Order(s) to the Client immediately by notice in writing to the Client:

5.2.1 if in the reasonable opinion of DNA any breach of these Terms & Conditions has been committed by the Client and if it is capable of being remedied, such breach is not remedied within twentyone (21) days after notification of such breach from DNA;

6.

DNA's LIABILITY ON TERMINATION OR MODIFICATION

If a Service Order is terminated or Modified for any reason by DNA, the repayment of such prorata prepaid Monthly Charges due to the Client in accordance with the Service Order shall represent DNA's ABSOLUTE LIABILITY HOWSOEVER CAUSED AND OF WHATSOEVER NATURE OR EXTENT

DNA's Terms and Conditions

7. 7.1

7.2

8. 8.1

8.2

9.

9.1 9.1.1

9.2

9.3

9.4

10. 10.1

10.2

11. 11.1

11.2

to the Client in the event of such termination. For the avoidance of doubt, following such repayment, DNA shall have no further obligation or liability to the Client in the event of . termination of the Service Order.

CLIENT'S LIABILITY ON TERMINATION OR MODIFICATION

In the event of termination or Modification under Article 5.1.1 or Article 5.2.1, the Client shall be liable to pay DNA an amount equal to thirty percent (30%) of the Monthly Charges (or the amount of the reduction in Monthly Charges in the case of a Modification) for any remaining time left on any Service Order's Minimum Commitment Period for any Service Order terminated or Modified. The Client acknowledges that the amount payable under this Article is a genuine preestimate of DNA's loss suffered as a result of termination or Modification, and is not a penalty.

In the event of termination or Modification, the Client shall be liable to DNA for the prorata Monthly Charges up to the date of termination or Modification.

FAULT REPAIR

DNA will take all proper steps without undue delay to correct the fault and the Client will provide all necessary assistance and co-ordination requested by DNA or Local Contractor.

DNA will refund to the client on a pro rata basis (number of hours in a month for the downtime). This is only applicable for amounts greater than US$50 per month.

THE EQUIPMENT

Installation or Equipment reconfiguration

The Client shall provide at the Client's own expense a suitable mains electricity supply at points and with the connections specified by DNA to enable DNA to provide the Service.

Equipment & Repair

The Client shall not at any time or under any circumstances tamper with the Equipment nor repair nor attempt to repair nor permit to be repaired the same or any part thereof nor remove nor permit the Equipment to be removed from the position and manner in which the same was installed by DNA or Local Contractor(s) unless prior written consent of DNA has been obtained or the Client is instructed to do so.

DNA's Right of Entry & Removal.

The Client shall at all reasonable times grant to anyone accredited by DNA or Local Contractor entry to a Site for the inspection, maintenance, repair, replacement, removal or recovery of the Equipment and shall surrender the same on termination of a Service Order relating to that Equipment.

DNA's Insignia or Lettering

The Client shall not change, add, remove or obscure any insignia or lettering which is on the Equipment at the time of installation or which is thereafter affixed by or on behalf of DNA.

NOTICE

All notices made hereunder shall be in writing. In the case of notice by letter, the letter shall be sent by registered airmail or courier and shall be effective upon delivery. In the case of notice by facsimile, the facsimile shall be effective upon proper transmission provided that such notice is sent immediately by registered mail or courier.

The contract person, address and fax number of each of the parties shall be as stipulated in the Partnership Agreement unless notice of a change is provided to the other party.

ASSIGNMENT By Client

The Client shall not assign any of its rights hereunder without DNA's prior written approval. By DNA

DNA's Terms and Conditions

DNA reserves the right to assign or transfer all or part of the Service Order and all benefits and liabilities thereunder to any of its subsidiaries, related or affiliated companies.

12.

MISCELLANEOUS

12.1

Neither party shall be liable for any breach of the Service Order where the breach is caused by a force of nature, civil disorder, military operations, acts or omissions of the government, industrial disputes of any kind (including that party's employees), that party's or its related or affiliated companies' compliance with an obligation under Law, acts or omissions of persons forwhom that party is not responsible (including in particular other telecommunications or satellite transponder providers), satellite transmission failure or degradation, satellite pre-emption or any other cause outside that party's reasonable control.

12.2

Each provision of these Terms & Conditions is to be construed as a separate limitation applying and surviving even if for any reason one or another of the provisions is held to be invalid, inapplicable or unreasonable in any circumstances and shall remain in force notwithstanding termination of any agreement between DNA and the Client.

12.3

The Service Order shall be subject to the laws of Singapore. DNA and the Client hereby submit to the non-exclusive jurisdiction of the Singapore Courts.

12.4

Any waiver to the Service Order shall be in writing and signed by the party granting the waiver.

No omission or delay by a party in exercising any of its rights hereunder shall operate as a waiver against further exercise of its rights.

DNA's Terms and Conditions